Marvell Technology, Inc. Declares Quarterly Dividend Payment

Santa Clara, Calif. (December 12, 2025) — Marvell Technology, Inc. (NASDAQ: MRVL), today announced a quarterly dividend of $0.06 per share of common stock payable on January 29, 2026 to shareholders of record as of January 9, 2026.

About Marvell
To deliver the data infrastructure technology that connects the world, we’re building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world’s leading technology companies for over 30 years, we move, store, process and secure the world’s data with semiconductor solutions designed for our customers’ current needs and future ambitions. Through a process of deep collaboration and transparency, we’re ultimately changing the way tomorrow’s enterprise, cloud and carrier architectures transform—for the better.

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For further information, contact:
Ashish Saran
Senior Vice President, Investor Relations
408-222-0777
ir@marvell.com